Exhibit 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

FOR IMMEDIATE RELEASE

EASTERN LIFE & HEALTH INTRODUCES NEW VISION PRODUCT

LANCASTER, Pa., Dec. 29, 2009––Eastern Life & Health Insurance Company (ELH), a subsidiary of Eastern Insurance Holdings, Inc. (Nasdaq: EIHI), announced today that it will add vision to the ELH line of ancillary benefit products. ELH’s vision products include a vision insurance plan and a vision discount program, both utilizing the VSP Vision Care network.

“Adding vision to ELH’s product portfolio enables employers to offer one of the most requested employee benefits from a carrier they already know and trust for their ancillary benefit needs,” said Curt Melville, chief operating officer for ELH. “ELH has built a reputation for outstanding service to agents and employer groups. We choose to partner with VSP Vision Care because they are known throughout the industry for their commitment to customer service. We are pleased to offer the Signature Plan from the nation’s largest eyecare benefits provider.”

“Working with Eastern Life & Health is an honor,” said Ric Steere, vice president of sales for VSP Vision Care. “But the real winners here are the employers and employees who will immediately enjoy the world-class customer service, best-in-class doctor network and robust vision plan that VSP Vision Care offers them.”

ELH will roll-out its vision products to Pennsylvania, Georgia and Michigan, effective February 1, 2009, with other selected states to follow. The vision insurance plan will be available on both an employer-paid and voluntary basis for two to nine lives and 10+ life groups. The vision discount program will be offered as an add-on for no additional charge to new dental lines of coverage. ELH currently offers dental, short- and long-term disability, and term life insurance products on both an employer-paid and voluntary basis for two to nine lives and 10+ life groups. ELH offers multi-line discount packages for employer groups selecting three or more lines of coverage.

Founded in 1910, ELH provides group ancillary benefit insurance products to customers in 16 states, distributed through independent insurance agencies. EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, an offshore specialty reinsurance company and a third-party claims administration company. ELH and EIHI are headquartered at 25 Race Avenue in Lancaster, Pennsylvania. Their Web addresses are www.easterninsuranceholdings.com and www.elhins.com, respectively.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,”

December 29, 2008	ELH Introduces New Vision Product

“estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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SOURCE: Eastern Life & Health Insurance Company

CONTACT: Bob Gilpin, Senior VP, Marketing, EIHI, 717-239-1641, bgilpin@eains.com